DEC 12 2025

TORTOISE CAPITAL PRIVATE ENERGY AND INFRASTRUCTURE FUND

CERTIFICATE OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The Certificate of Trust (the "Certificate") of Tortoise Capital Private Energy and Infrastructure Fund, a Maryland statutory trust (the "Trust"), is hereby amended by deleting Article SECOND of the Certificate in its entirety and substituting the following in lieu thereof:

SECOND: The name of the statutory trust (the "Trust") is:

Tortoise Energy & Infrastructure Interval Fund

SECOND: The undersigned trustee of the Trust acknowledges this Certificate of Amendment to be the trust act of the Trust and, as to all matters or facts required to be verified under oath, the undersigned trustee acknowledges that, to the best of such trustee's knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

CUST ID:0004041265
WORK ORDER:0005257839
DATE:12-12-2025 12:18 PM
AMT. PAID:$568.00

IN WITNESS WHEREOF, the undersigned trustee has signed this Certificate of Amendment this 11th day of December, 2025.

TRUSTEE:

Thomas Florence

____

Tom Florence